NYSE Amex: EGAS American Gas Association Financial Forum May 16, 2011 Kevin J. Degenstein, President & COO Thomas J. Smith, Vice President, CFO & Director Exhibit 99.1

Safe Harbor These slides contain (and the accompanying oral discussion will contain) "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including but not limited to the Company's continued ability to make dividend payments, the company's ability to implement its business plan, the company's ability to consummate its pending acquisitions and to successfully integrate the operations of the acquired companies; fluctuating energy commodity prices, the possibility that regulators may not permit the company to pass through all of its increased costs to its customers, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risks, risks associated with contracts accounted for as derivatives, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. Consequently such forward looking statements should be regarded as the Company's current plans, estimates and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Gas Natural Inc. Gas Natural Inc. NYSE Amex: EGAS $11.51 52-week high / low $12.85 - $9.76 Avg. daily trading volume (3 mos.) 20,835 Market capitalization $93.8 million Common shares outstanding 8.15 million Float 5.67 million Dividend Yield 4.80% Ownership: ^Retail 60% ^Institutional 14% ^Insiders 26% Note: Market data as of May 9, 2011; Institutional Ownership as of December 31, 2010; Insider Ownership as of April 27, 2011; Common Shares Outstanding includes November 2010 offering of 2,075,000 shares

Gas Natural Inc. (NYSE Amex: EGAS) We are a natural gas utility with operations in Montana, Wyoming, Ohio, Pennsylvania, Maine and North Carolina. We also market and distribute natural gas and conduct interstate pipeline operations in Montana and Wyoming. Our strategy is to continually drive operating efficiencies, manage capital investments for the greatest returns, and acquire natural gas utilities that provide customer expansion potential and earnings growth opportunities. $94.5 million $6.6 million Natural Gas Marketing and Production Pipeline and Other

Business Strategy

Operations Overview Approximately 63,500 LDC customers[1] Transports & distributes ~30.0 Bcf of natural gas annually[1] Operates in six states Geographically diverse customer base enhances stability of operations Markets natural gas through unregulated subsidiary in MT & WY Owns ~41% net revenue interest in ~160 natural gas wells in MT [1] As of December 31, 2010

Natural Gas Expansion Oct & Dec 2007 Nov 2009 Jan 2010 Spelman Pipeline Assets Apr 2011

Natural Gas Operations Ongoing maintenance and opportunistic growth in Montana and Wyoming Growth opportunities in Maine and North Carolina Operational improvement in Ohio ME WY MT OH NC

Marketing & Production Resources [1] As of December 31, 2010

Pipeline Operations

Financial Highlights

Increasing Operating Income ($ in millions) Fourth quarter 2007 added Maine and North Carolina Fourth quarter 2009 added Cut Bank in Montana First quarter 2010 added Ohio and Pennsylvania Improved operational efficiencies Disciplined cost management * Fiscal year ended June 30 **2008 calendar year unaudited

Net Income from Continuing Ops Drivers: Increased volume Increased customer count Focus on cost control Investment in rate base Culture of change Focus on productivity Positioning to earn allowed returns ($ in millions) $6.8 * Fiscal year ended June 30 **2008 calendar year unaudited

Cash Dividends Paid by Calendar Year New management team restored cash dividends in 2005 after implementing successful turn-around efforts Current dividend yield is 4.80%, which is 62 bps higher than the peer group average of 4.18%* *Dividend yield as of May 9, 2011. Peer group consists of CV, CHG, CPK, CNIG, DGAS, LG, RGCO, UIL, UTL

Capex: Investing in Growth ($ in millions) Continued investment in regulated operations Commands higher multiples Expansion in NC and ME Favorable competitive environment against alternate fuels * Fiscal year ended June 30 **2008 calendar year unaudited $12.3 Actual Capital Expenditures Projected Capital Expenditures $15.1

Company Highlights

NYSE Amex: EGAS May 16, 2011 American Gas Association Financial Forum Kevin J. Degenstein, President & COO Thomas J. Smith, Vice President, CFO & Director